Exhibit 10.20

THIRD PARTY

SECURITY AGREEMENT

This Third Party Security Agreement (this “Agreement”) is made and entered into as of December 30, 2005 by and between the undersigned (“Grantor”), and SQUARE 1 BANK (the “Bank”).

RECITALS

Bank proposes to enter into a transaction with IRVINE SENSORS CORPORATION (“Borrower”), which is the parent company of Grantor, pursuant to a Loan and Security Agreement dated as of even date herewith, as amended from time to time (the “Loan Agreement”). Grantor expects to derive economic benefit from Bank’s doing so and dealing with Borrower in accordance with the Loan Agreement, and has entered into an Unconditional Guaranty of even date herewith with respect to the present and future obligations of Borrower to Bank (as amended from time to time, the “Guaranty”). Grantor wishes to secure performance and payment of all obligations to Bank under the Guaranty (the “Guarantor Obligations”) with substantially all of its assets. All terms used without definition in this Agreement shall have the meaning assigned to them in the Loan Agreement. All terms used without definition in this Agreement or in the Loan Agreement shall have the meaning assigned to them in the Uniform Commercial Code.

NOW, THEREFORE, Grantor and the Bank agree as follows:

1. Grant of Security Interest. To secure all of the Guarantor Obligations, Grantor grants to the Bank a security interest in the property described in Exhibit A (the “Collateral”).

2. Grantor’s Representations and Warranties. Grantor represents and warrants as follows:

(a) Authorization. Grantor has authority and has obtained all approvals and consents necessary to enter into this Agreement, and Grantor’s execution, delivery and performance of this Agreement will not violate or conflict with the terms of Grantor’s Articles or Certificate of Incorporation, Bylaws or other charter document, or any law, agreement, or other instrument or writing to which Grantor is party or by which is it bound.

(b) Title. The Collateral is owned by Grantor and is free of all liens, encumbrances and other security interests other than Permitted Liens (giving effect to such definition as if Grantor were the Borrower under the Loan Agreement).

(c) Solvency, Payment of Debts. Grantor and each Subsidiary is solvent and able to pay its debts (including trade debts) as they mature.

(d) Further Representations. Grantor further represents, warrants, and covenants that (i) neither Grantor nor any Subsidiary is in default under any agreement under which Grantor or such Subsidiary owes any money, or any agreement, the violation or termination of which could have a material adverse effect on Grantor on a consolidated or consolidating basis; (ii) the information provided to Bank on or prior to the date of this Agreement is true and correct in all material respects; (iii) all financial statements and other information provided to Bank fairly present Grantor’s financial condition, and there has not been a material adverse change in the financial condition of Grantor since the date of the most recent of the financial statements submitted to Bank; (iv) Grantor and each Subsidiary is in compliance with all laws and orders applicable to it the failure to comply with which could have a material adverse effect on Grantor on a consolidated or consolidating basis; (v) neither Grantor nor any Subsidiary is a party to any litigation or is the subject of any government investigation, and neither Grantor nor any Subsidiary has any knowledge of any pending litigation or investigation or the existence of circumstances that reasonably could be expected to give rise to such litigation or investigation, in each case where such litigation or investigation could have a material adverse effect on Grantor on a consolidated or consolidating basis; (vi) Grantor’s principal place of business is located at the address specified in Section 11; and (vii) no representation or other statement made by Grantor to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to Bank not misleading.

3. Covenants.

(a) Encumbrances. Grantor shall not grant a security interest in any of the Collateral other than (a) to Bank, or (b) Permitted Liens (giving effect to such definition as if Grantor were the Borrower under the Loan Agreement) or execute any financing statements covering any of the Collateral in favor of any person other than Bank or a holder of a Permitted Lien.

(b) Use of Collateral. The Collateral will not be used for any unlawful purpose or in any way that will void any insurance required to be carried in connection therewith. Grantor will keep the Collateral free and clear of liens and adverse claims other than Permitted Liens and, as appropriate and applicable, will keep it in good condition and repair, and will clean, shelter, and otherwise care for the Collateral in all such ways as are considered good practice by owners of like property.

(c) Indemnification. Grantor shall indemnify Bank against all losses, claims, demands and liabilities of any kind caused by the Collateral except claims, losses or liabilities resulting from the Bank’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

(d) Perfection of Security Interest. Grantor shall execute and deliver such documents as Bank reasonably deems necessary to create, perfect and continue the security interest in the Collateral contemplated hereby.

(e) Insurance of Collateral.

(i) Grantor, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Grantor’s business is conducted on the date hereof. Grantor shall also maintain insurance relating to Grantor’s ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Grantor’s.

(ii) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a Bank’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank’s request, Grantor shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. At any time after the occurrence and during the continuance of any Event of Default, all proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Guarantor Obligations.

(f) Inventory and Equipment.

(i) Grantor shall not store its Inventory or the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Grantor shall not store or maintain any Equipment or Inventory at a location other than the location set forth in Section 11 of this Agreement.

(ii) Grantor shall maintain the Collateral in good and saleable condition, repair it if necessary and otherwise deal with the Collateral in all such ways as are considered good practice by owners of like property, use it lawfully and only as permitted by insurance policies, and permit Bank to inspect the Collateral at any reasonable time.

(iii) Not sell, contract to sell, lease, encumber (other than Permitted Liens) (giving effect to such definition as if Grantor were the Borrower under the Loan Agreement) or transfer the Collateral (other than Permitted Transfers) (giving effect to such definition as if Grantor were the Borrower under the Loan

Agreement) until the Obligations and the Guarantor Obligations have been paid or performed in full, even though Bank has a security interest in the proceeds of such Collateral.

(g) Accounts, Chattel Paper and General Intangibles. As to Collateral which are Accounts, Chattel Paper, General Intangibles and Proceeds, Grantor warrants, represents and agrees:

(i) All such Collateral is genuine, enforceable in accordance with its terms and conditions precedent (except as disclosed to and accepted by Bank in writing). Grantor will supply Bank with duplicate invoices or other evidence of Grantor’s rights on Bank’s request.

(ii) All persons appearing to be obligated on such Collateral have authority and capacity to contract.

(iii) All Chattel Paper is in compliance with applicable law as to form, content and manner of preparation and execution and has been properly registered, recorded, and/or filed to protect Grantor’s interest thereunder. Grantor will mark conspicuously all Chattel Paper with a legend, in form and substance satisfactory to Bank, indicating that such Chattel Paper is subject to the security interests of Bank and will, upon Bank’s request upon the occurrence of an Event of Default, deliver possession thereof to Bank.

(iv) Grantor agrees that following the occurrence and during the continuance of an Event of Default, Grantor shall not compromise, settle or adjust any Account or renew or extend the time of payment thereof without Bank’s prior written consent.

(v) Until Bank exercises its rights to collect the Accounts pursuant hereto, Grantor will collect with diligence all Grantor’s Accounts. Any collection of Accounts by Grantor, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in trust for Bank. If an Event of Default has occurred and is continuing, Grantor shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Bank and deliver said collections daily to Bank in the identical form received. The proceeds of such collections when received by Bank may be applied by Bank directly to the payment of the Guarantor Obligations. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Bank’s option may be charged to the Grantor. All collections of the Accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Bank may request.

(vi) Until Bank exercises its rights to collect the Accounts pursuant hereto, Grantor may continue its present policies with respect to returned merchandise and adjustments. However, Grantor shall immediately notify Bank of all cases involving repossessions, and material loss or damage of or to merchandise represented by the Accounts.

(h) Binding Agreement. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Bank of any of the rights granted hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) Bank shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Bank be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(i) Instruments. Grantor will deliver and pledge to Bank all Instruments that are part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Bank.

(j) Records. Grantor shall prepare and keep, in accordance with generally accepted accounting principles consistently applied, complete and accurate records regarding the Collateral and, if and when requested by Bank, shall prepare and deliver a complete and accurate schedule of all the Collateral in such detail as Bank may reasonably require.

(k) Inspection of Grantor’s Books. Grantor shall permit Bank or its designee at reasonable times, without interrupting Grantor’s business and from time to time, but no more than twice a year (unless an Event of Default has occurred and is continuing) to inspect Grantor’s books, records and properties and to audit and to make copies of extracts from such books and records.

(l) Fees and Costs. Grantor shall pay all reasonable expenses, including reasonable attorneys’ fees, incurred by Bank in the preservation, realization, enforcement or exercise of any Bank’s rights under this Agreement.

(m) Accounts. Grantor shall maintain and shall cause each of its Subsidiaries to maintain its primary depository, operating, and investment accounts with Bank and/or Comerica Securities, Inc.

(n) Corporate Existence. Grantor will maintain its corporate existence and good standing and will maintain in force all licenses and agreements, the loss of which could have a material adverse effect on Grantor’s business. Grantor will pay all taxes on or before the date such taxes are due, and will comply with all laws and orders applicable to it.; provided that Grantor need not make any payment on account of taxes if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Grantor.

(o) Negative Covenants. Grantor will not and will cause each Subsidiary to not (i) make any investments in, or loans or advances to, any person other than as permitted in Section 7.7, (ii) acquire any assets other than permitted in Section 7.3, (iii) make any distributions or pay any dividends to any person on account of Grantor’s shares other than as permitted in Section 7.6, (iv) create, incur, assume or be or remain liable with respect to any Indebtedness other than Permitted Indebtedness, (v) move, dispose of or encumber any portion of its assets, except for Permitted Transfers and Permitted Liens, (vi) merge or consolidate with or into any person or entity other than as permitted in Section 7.3, (vii) create, incur, assume or suffer to exist any lien with respect to any of its property other than Permitted Liens, or assign or otherwise convey any right to receive income, including the sale of any of Grantor’s accounts, (viii) keep Inventory or Equipment at a location other than the address specified in Section 11 hereof; (ix) relocate its chief executive office or state of incorporation, (x) or maintain or invest any of its property with a Person other than Bank or permit any of its Subsidiaries to do so unless such Person has entered into an account control agreement with Bank in form and substance satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower, or (xi) permit the inclusion in any contract to which it becomes a party of any provisions that could restrict or invalidate the creation of a security interest in any of Grantor’s or a Subsidiary’s property.

(p) Further Assurances. At any time and from time to time, upon the written request of Bank, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Bank may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (a) to secure all consents and approvals necessary or appropriate for the grant of a security interest to Bank in any Collateral held by Grantor or in which Grantor has any rights not heretofore assigned, (b) filing any financing or continuation statements under the UCC with respect to the security interests granted hereby, (c) transferring Collateral to Bank’s possession (if a security interest in such Collateral can be perfected by possession), (d) placing the interest of Bank as lienholder on the certificate of title (or other evidence of ownership) of any vehicle owned by Grantor or in or with respect to which Grantor holds a beneficial interest and (e) using its best efforts to obtain waivers of liens from landlords and mortgagees. Grantor also hereby authorizes Bank to file any such financing or continuation statement without the signature of Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Bank and delivered to Bank promptly upon Grantor’s receipt thereof.

4. Events of Default. The occurrence of any Event of Default under the Loan Agreement, or the failure by Grantor to perform any obligations under the Guaranty, or the breach of any representation under this Agreement, or the failure to perform any obligation under Section 3 of this Agreement, shall constitute an “Event of Default” under this Agreement.

5. Remedies on Default. Upon the occurrence of an Event of Default, Bank shall have all rights, privileges, powers and remedies provided by law, including, but not limited to, exercise of any or all of the following remedies.

(a) Bank may declare all amounts outstanding under the Loan Agreement and the Guaranty to be immediately due and payable, and thereupon all such amounts shall be and become immediately due and payable to the Bank.

(b) Bank may dispose of the Collateral in accordance with applicable law.

(c) Bank may use, operate, consume and sell the Collateral in its possession as appropriate for the purpose of performing Grantor’s obligations with respect thereto to the extent necessary to satisfy the obligations of Grantor.

(d) All payments received and amounts realized by Bank shall be promptly applied and distributed by the Bank in the following order of priority:

(i) first, to the payment of all costs and expenses, including reasonable legal expenses and attorneys fees, incurred or made hereunder by Bank, including any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under this Section 5, and of all taxes, assessments or liens superior to the lien granted under this Agreement; and

(ii) second, to the payment to Bank of the amount then owing under the Loan Agreement.

6. Power of Attorney. Grantor hereby appoints Bank, its attorney-in-fact to prepare, sign and file or record, for Grantor in Grantor’s name, any financing statements, applications for registration and like papers and to take any other action deemed by Bank necessary or desirable in order to perfect the security interest of the Bank hereunder, to dispose of any Collateral, and, upon the occurrence and during the continuance of an Event of Default, to perform any obligations of Grantor hereunder, at Grantor’s expense, but without obligation to do so.

7. Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the California Uniform Commercial Code (the “UCC”), by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s or Grantor’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

8. Amendment of Loan Documents. Grantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of any Loan Document, or any part thereof; (b) take and hold security for the payment of any Loan Document, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.

9. Grantor Waivers. Grantor waives any right to require Bank to (a) proceed against Borrower, any other guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; (c) marshal any assets of Borrower; or (d) pursue any other remedy in Bank’s power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by

Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Grantor hereunder. Grantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Grantor waives any setoff, defense or counterclaim that Borrower may have against Bank. Grantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all obligations under the Guaranty have been satisfied, Grantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Grantor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower. Grantor waives all rights to participate in any security now or hereafter held by Bank. Grantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness. Grantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Grantor, Bank shall have no duty to advise Grantor of information known to Bank regarding such condition or any such circumstances. Grantor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

10. Borrower Insolvency. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Grantor agrees that Grantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Grantor, any other person, or otherwise, as though such payment had not been made.

11. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Grantor or to Bank, as the case may be, at its addresses set forth below:

If to Grantor:	OPTEX SYSTEMS, INC. c/o 3001 Red Hill Ave, Bldg. 4-108 Costa Mesa, CA 92626 Attn: Chief Financial Officer FAX: (714)444-8773

If to Bank:	Square 1 Bank 406 Blackwell Street, Suite 240 Crowe Building Durham, NC 27701 Attn: Manager FAX: (919)314-3080

with a copy to:	Square 1 Bank 12481 High Bluff Dr., Ste. 350 San Diego, CA 9213 Michael Berrier, Senior Vice President FAX: (858)436-3501

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

12. Choice of Law and Venue; Jury Trial Waiver.

This Guaranty shall be governed by the laws of the State of California, without regard to conflicts of laws principles. GUARANTOR WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED THEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Guarantor submits to the exclusive jurisdiction of the state and federal courts located in the County of San Diego, State of California. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Guaranty or any of the transactions contemplated herein will be finally settled by binding arbitration in San Diego, California in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph. The expenses of the arbitration, including the arbitrator’s fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

13. General Provisions.

13.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Grantor without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Grantor to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

13.2 Indemnification. Grantor shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Grantor whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

13.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

13.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

13.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

13.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

13.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding, any Guarantor Obligations remain outstanding, or Bank has any obligation to make Credit Extensions to Borrower. The obligations of Grantor to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

GRANTOR:		BANK:

OPTEX SYSTEMS, INC.		SQUARE 1 BANK

By:	/s/ John J. Stuart, Jr.	By:	/s/ Michael Berrier
Name:	John J. Stuart, Jr.	Name:	Michael Berrier
Title:	Chief Financial Officer	Title:	Senior Vice President and Regional Manager